Exhibit 5



                      Mudge Rose Guthrie Alexander & Ferdon
                                   180 Maiden Lane
                            New York, New York 10038



                                   January 7, 1994

El Paso Natural Gas Company
One Paul Kayser Center
304 Texas Avenue
El Paso, Texas 79901


                           El Paso Natural Gas Company
                   Stock Option Plan For Management Employees
                    2,500,000 Shares of Common Stock,
                                $ 3.00 Par Value

Dear Sirs:

          We are acting as special counsel to El Paso Natural Gas Company, a Delaware Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Company's Stock Option Plan For Management Employees (the "Plan"). The Registration Statement covers 2,500,000 shares of Common Stock, $3 par value, of the Company (the "Shares").

          As special counsel to the Company, we have examined the Registration Statement and such corporate records and other documents and instruments and have made such investigations of law, as we have considered necessary or appropriate for the purpose of rendering this opinion.

          Based upon and subject to the foregoing we are of the opinion that:

          (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

          (2) The Shares issuable pursuant to the Plan have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /S/ MUDGE ROSE GUTHRIE ALEXANDER & FERDON